UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2007, the Board of Directors of the Company unanimously elected Kenneth T. Smith to the position of Senior Vice President and Chief Financial Officer of the Company, effective Monday, April 16, 2007.  Previously, Mr. Smith had served as Vice President — Finance of the Company.

As the Company previously announced in its report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2006, the Company commenced a search for a new Chief Financial Officer following the promotion of R. James Kelly from Chief Financial Officer to President of the Company.  Mr. Kelly served as Interim Chief Financial Officer until Mr. Smith’s appointment effective April 16, 2007.

Mr. Smith, age 45, was named Vice President — Finance in October 2004.  He served as Vice President — Internal Audit from February 2003 to October 2004 and served as Vice President — Information Technology from January 2001 to February 2003.   During his 17-year career with the Company, Mr. Smith has held several other management roles, including Vice President — Loss Prevention and Vice President — Controller.

At the time of this filing, the information called for in Item 5.02(c)(3) has not been determined.  The Compensation Committee of the Board of Directors of the Company will consider compensation related to Mr. Smith’s promotion at a meeting to be held on April 17, 2007.  Following such meeting, the Company will amend this report to provide compensation information with respect to Mr. Smith’s role as Chief Financial Officer in accordance with Instruction 2 to Item 5.02.

On April 11, 2007, the Company issued a press release announcing Mr. Smith’s promotion. A copy of the press release is furnished as Exhibit 99 to this Form 8-K, and is incorporated by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

99 — News Release dated April 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: April 16, 2007	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel and
Secretary

Exhibit Index

Exhibit No.	Document Description
99	News Release dated April 11, 2007